UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant ☒
Filed by a party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary proxy statement
☐	Confidential, For use of the Commission only (as permitted by Rule 14a-6(e)(2))
☒	Definitive proxy statement
☐	Definitive additional materials
☐	Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

SAVE THE WORLD AIR, INC.

 (Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of filing fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)    Title of each class of securities to which transaction applies:

(2)    Aggregate number of securities to which transaction applies:

(3)    Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)    Proposed maximum aggregate value of transaction:

(5)    Total fee paid:

☐	Fee paid previously with preliminary materials:
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)    Amount previously paid:

(2)    Form, Schedule or Registration Statement No.:

(3)    Filing Party:

(4)    Date Filed:

SAVE THE WORLD AIR, INC.
735 State Street, Suite 500
Santa Barbara, California 93101

NOTICE OF 2011 ANNUAL MEETING OF STOCKHOLDERS
To Be Held on May 13, 2011

To Our Stockholders:

You are cordially invited to attend the 2011 annual Meeting of Stockholders (the “2011 Annual Meeting”) of Save the World Air, Inc. (the “Company”), which will be held at  the Canary Hotel, 31 West Carrillo, Santa Barbara, California 93101 at 10:00 a.m. on Friday, May 13, 2011  for the purposes of considering and voting upon:
1. A proposal to elect three (3) directors to our Board of Directors (the “Board”)
2.  A proposal to ratify the appointment of Weinberg & Co., P.A. as our independent auditor for the fiscal year ending December 31, 2011.
These matters are described more fully in the proxy statement accompanying this notice.
Our stockholders will also act upon such other business as may properly come before the meeting or any adjournment or postponement thereof. The Board is not aware of any other business to be presented to a vote of the stockholders at the 2011 Annual Meeting.

The Board has fixed the close of business on March 31, 2011 as the record date (the “Record Date”) for determining those stockholders who will be entitled to notice of and to vote at the 2011 Annual Meeting. The stock transfer books will remain open between the Record Date and the date of the 2011 Annual Meeting.

Representation of at least a majority in voting interest of our common stock either in person or by proxy is required to constitute a quorum for purposes of voting on each proposal to be voted on at the 2011 Annual Meeting. Accordingly, it is important that your shares be represented at the 2011 Annual Meeting. WHETHER OR NOT YOU PLAN TO ATTEND THE 2011 ANNUAL MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENCLOSED ENVELOPE. Your proxy may be revoked at any time prior to the time it is voted at the 2011 Annual Meeting.

Please read the accompanying proxy material carefully. Your vote is important and we appreciate your cooperation in considering and acting on the matters presented.

By Order of the Board of Directors,

/s/ Cecil Bond Kyte
Cecil Bond Kyte
Chief Executive Officer
April 13, 2011
Santa Barbara, California

Stockholders Should Read the Entire Proxy Statement
Carefully Prior to Returning Their Proxies

PROXY STATEMENT FOR
2011 ANNUAL MEETING OF STOCKHOLDERS
OF
SAVE THE WORLD AIR, INC.
To Be Held on May 13, 2011

This proxy statement is furnished in connection with the solicitation by our Board of Directors (the “Board”) of proxies to be voted at the 2011 Annual Meeting of Stockholders (the “2011 Annual Meeting”) of Save the World Air, Inc. (the “Company”), which will be held at 10:00 a.m. on Friday, May 13, 2011 at the Canary Hotel, 31 West Carrillo, Santa Barbara, California 93101, or at any adjournments or postponements thereof, for the purposes set forth in the accompanying Notice of   the 2011 Annual Meeting of Stockholders (the “Notice”). This proxy statement and the proxy card are first being delivered or mailed to stockholders on or about April 13, 2011. Our 2010 Annual Report for the year ended December 31, 2010 on Form 10-K (the “10-K”) is being mailed to stockholders concurrently with this proxy statement.  Our Annual Report to Stockholders on Form 10-K is not to be regarded as proxy soliciting material or as a communication by means of which any solicitation of proxies is to be made.

VOTING RIGHTS AND SOLICITATION

The close of business on March 31, 2011 is the record date (the “Record Date”) for stockholders entitled to notice of and to vote at the 2011 Annual Meeting. As of the Record Date, we had 93,221,916 shares of common stock, par value $.001 per share issued and outstanding. All of the shares of our common stock outstanding on the Record Date, and only those shares, are entitled to vote on each of the proposals to be voted upon at the 2011 Annual Meeting. Holders of the common stock of record entitled to vote at the 2011 Annual Meeting will have one vote for each share of common stock so held with regard to each matter to be voted upon.

All votes will be tabulated by the inspector of elections appointed for the 2011 Annual Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

The holders of a majority in voting interest of the common stock outstanding and entitled to vote at the 2011 Annual Meeting shall constitute a quorum for the transaction of business at the 2011 Annual Meeting. The voting interest of shares of the common stock represented in person or by proxy will be counted for purposes of determining whether a quorum is present at the 2011 Annual Meeting. Shares which abstain from voting as to a particular matter will be treated as shares that are present and entitled to vote for purposes of determining the voting interest present and entitled to vote with respect to any particular matter, but will not be counted as votes cast on such matter. If a broker or nominee holding stock in “street name” indicates on a proxy that it does not have discretionary authority to vote as to a particular matter, those shares will not be considered as present and entitled to vote with respect to such matter and will not be counted as a vote cast on such matter.

In voting with regard to the proposal to elect directors (Proposal 1), stockholders may vote in favor of all the nominees, withhold their votes as to all nominees or withhold their votes as to a specific nominee. The vote required by Proposal 1 is governed by Nevada law and is a plurality of the votes cast by the holders of shares entitled to vote, (i.e., nominees receiving the highest number of votes will be elected to the Board) provided a quorum is present. As a result, in accordance with Nevada law, votes that are withheld and broker non-votes will not be counted and will have no effect on the voting for election of directors.

In voting with regard to the proposal to ratify the appointment of our independent auditor (Proposal 2), stockholders may vote in favor of such proposal or against such proposal or may abstain from voting. The vote required to approve Proposal 2 is governed by Nevada law, and the minimum vote required is a majority of the total votes cast on such proposal, provided a quorum is present. As a result, in accordance with Nevada law, abstentions and broker non-votes will not be counted and will have no effect on the outcome of the vote on this proposal.

Under the rules of The New York Stock Exchange (the “NYSE”) that govern most domestic stock brokerage firms, member brokerage firms that hold shares in “street name” for beneficial owners may, to the extent that such beneficial owners do not furnish voting instructions with respect to any or all proposals submitted for stockholder action, vote in their discretion upon proposals which are considered “discretionary” proposals under the rules of the NYSE. Member brokerage firms that have received no instructions from their clients as to “non-discretionary” proposals do not have discretion to vote on these proposals. Such broker non-votes will not be considered in determining whether a quorum exists at the 2011 Annual Meeting and will not be considered as votes cast in determining the outcome of any proposal.

Shares of our common stock represented by proxies in the accompanying form which are properly executed and returned to us will be voted at the 2011 Annual Meeting in accordance with the stockholders’ instructions contained therein. In the absence of contrary instructions, shares represented by such proxies will be voted FOR each of Proposal 1, and Proposal 2.  Management does not know of any matters to be presented at the 2011 Annual Meeting other than those set forth in this proxy statement and in the Notice accompanying this proxy statement. If other matters should properly come before the 2011 Annual Meeting, the proxy holders will vote on such matters in accordance with their best judgment.

Any stockholder has the right to revoke his, her or its proxy at any time before it is voted at the 2011 Annual Meeting by giving written notice to our Secretary, and by executing and delivering to the Secretary a duly executed proxy card bearing a later date, or by appearing at the 2011 Annual Meeting and voting in person; provided, however, that under the rules of the NYSE, any beneficial owner whose shares are held in “street name” by a member brokerage firm may revoke his, her or its proxy and vote his, her or its shares in person at the 2011 Annual Meeting only in accordance with the applicable rules and procedures of the NYSE.

The entire cost of soliciting proxies will be borne by the Company. Proxies will be solicited principally through the use of the mails, but, if deemed desirable, may be solicited personally or by telephone, or special letter by our officers and regular employees for no additional compensation. Arrangements may be made with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy material to the beneficial owners of our common stock, and such persons may be reimbursed for their expenses.

PROPOSAL 1

ELECTION OF DIRECTORS

Composition of Board of Directors

Our bylaws provide that the Board shall consist of between one and eight directors, as determined by the Board from time to time. The Board currently consists of three (3) members elected by the holders of the common stock. The Board has fixed the size of the Board to be elected at the 2011 Annual Meeting at three (3) members.  Our directors are elected by our stockholders at each annual meeting of stockholders and will serve until their successors are elected and qualified, or until their earlier resignation or removal. There are no family relationships among any of our current directors, the nominees for directors or our executive officers.

The proxy holders named on the proxy card intend to vote all proxies received by them in the accompanying form for the election of the nominees listed below, unless instructions to the contrary are marked on the proxy. These nominees have been selected by the Board. Three of the nominees are currently members of the Board. If elected, each nominee will serve until the annual meeting of stockholders to be held in 2012 or until his or her successor has been duly elected and qualified.

In the event that a nominee is unable or declines to serve as a director at the time of the 2011 Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board to fill the vacancy. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them for the nominees listed below, unless instructions are given to the contrary. As of the date of this proxy statement, the Board is not aware of any nominee who is unable or will decline to serve as a director.  The Board has several individuals under consideration for appointment to the Board and may at an appropriate later date increase the size of the Board.

Nominees for Election as Directors

The following is certain information as of March 31, 2011, regarding the nominees for election as directors:

Name	Age	Position	Director Since

Cecil Bond Kyte (1)(3)	40	Chief Exec. Officer, Chairman	2006

Charles R. Blum (2) (3)	73	President, Director	2007

Nathan Shelton (1) (2) (3)	62	Director	2007

(1)   Member of the Audit Committee
(2)   Member of the Compensation Committee
(3)   Member of the Nominating and Corporate Governance Committee

Biographical Information Regarding Directors

Cecil Bond Kyte has served as a director since February 21, 2006. In December 2007, Mr. Kyte was elected by the Board of Directors to serve as Chairman of the Board.  On January 30, 2009, he was appointed to serve as Chief Executive Officer, replacing Charles R. Blum. Since December 2002, Mr. Kyte has been an investor in a number of businesses, including those in oil and gas exploration, and financial services.  These include SwissGuard International, GmbH, based in Zurich, Switzerland, of which he is a co-founder.  SwissGuard serves the American annuity market with an emphasis on asset protection and growth. From February 2000 to November 2002, Mr. Kyte was employed by Chautauqua Airways, a United Airlines regional carrier, in various capacities, including service as an airline captain.  He received his B.S. Degree in Accounting from Long Beach State University.

Charles R. Blum was appointed on July 25, 2007 to the Board of directors and engaged as the President and Chief Executive Officer of the Company. On January 30, 2009, Mr. Blum resigned his position as Chief Executive Officer of the Company but continues to serve as President. Mr. Blum spent 22 years as the President/CEO of the Specialty Equipment Market Association (SEMA).  SEMA is a trade group representing 6500 business members who are actively engaged in the manufacture and distribution of automotive parts and accessories. SEMA produces the world’s largest automotive aftermarket Trade Show which is held annually in Las Vegas, Nevada. Mr. Blum led the association as its members grew from a handful of small entrepreneurial companies into an industry membership that sells over 31 billion dollars of product at the retail level annually. Mr. Blum has a proven record of accomplishment as a senior executive and brings a broad knowledge of the automotive aftermarket to the Company.  Mr. Blum attended Rutgers University.

 Nathan Shelton has served as our director since February 12, 2007. Mr. Shelton has a long and distinguished career with a number of diverse successful companies primarily related to the automotive industry, holding prominent positions.  In 1987 he joined K&N Engineering as President and part owner and built the company into an industry leader.  In 2002 he sold his interest in K&N Engineering and founded S&S Marketing, which is engaged the automotive aftermarket parts rep business, which he currently operates. Mr. Shelton is the recipient of numerous industry related prestigious awards and in 1992, Specialty Equipment Market Association (SEMA) invited him to join its board of directors, which includes serving in capacity as its Chairman from 2002 to 2004. Mr. Shelton served honorably in the United States Seabees from 1968 to 1972.  He attended Chaffey Junior College.

Executive Officers

The following table sets forth certain information regarding our executive officers as of April 13, 2011:

Name	Age	Position

Cecil Bond Kyte	40	Chief Executive Officer

Charles R. Blum	73	President

Eugene E. Eichler	84	Interim Chief Financial Officer

For the biographies of  Cecil Bond Kyte and Charles R. Blum, please see above under “Biographical Information Regarding Directors.”

Eugene E. Eichler, CPA, is currently our Interim Chief Financial Officer.   The Company intends to obtain a Chief Financial Officer on a permanent basis to replace Mr. Eichler once a suitable replacement is available. He served as our Chief Executive Officer from October 2005 until November 2006, at which time he separated from the company due to medical disability. He served as our Chief Financial Officer since May 2002 until November 2006 and was a director from May 2002 until December 2007.  Mr. Eichler served as our President from March 2004 to October 2005 and as our Chief Operating Officer from October 2001 to March 2004. Mr. Eichler was the Chief Financial Officer and Firm Administrator of the law firm Masry & Vititoe from 1982 to October 2001. From 1974 to 1982, Mr. Eichler provided financial consulting services to Foundation for HMO’s, Acne Care Medical Clinics and Earth Foods, Inc. From 1960 to 1974, Mr. Eichler headed financial consulting services for Milburn Industries and Brown, Eichler & Company. From 1953 to 1960, he held the position of Chief Budgets and Forecasts at North American Aviation. From 1951 to 1953, Mr. Eichler held various audit positions at the Atomic Energy Commission. Mr. Eichler received a B.A. from University of Montana.

CORPORATE GOVERNANCE

We maintain a corporate governance page on our corporate website at www.stwa.com, which includes information regarding the Company’s corporate governance practices. Our codes of business conduct and ethics, Board committee charters and certain other corporate governance documents and policies and code of business conduct will be posted on our website. In addition, we will provide a copy of any of these documents without charge to any stockholder upon written request made to Corporate Secretary, Save the World Air, Inc., 735 State Street, Suite 500, Santa Barbara, California 93101.  The information on our website is not, and shall not be deemed to be, a part of this proxy statement or incorporated by reference into this or any other filing we make with the Securities and Exchange Commission (the “SEC”).

 Board of Directors

Director Independence

Our Board of Directors currently consists of three (3) members. The Board has affirmatively determined that Mr.  Shelton, is an independent directors. The “nominated” three (3) directors for the 2011 Annual Meeting are independent with the exception of Mr. Kyte, our Chief Executive Officer and Mr. Blum, our President.

Meetings of the Board

The Board held four (4) meetings during 2010 and one (1) meeting to date in 2011. Each of the directors attended 75% or more of the aggregate number of meetings of the Board and Committees on which the director served in 2010 and 2011.

Each of our directors is encouraged to attend the Company’s 2011 Annual Meeting and to be available to answer any questions posed by stockholders to such director. Because our Board holds one of its regular meetings in conjunction with our Annual Meeting of stockholders, we anticipate that all of the members of the Board will be present for the 2011 Annual Meeting.

Communications with the Board

The following procedures have been established by the Board in order to facilitate communications between our stockholders and the Board:

●
Stockholders may send correspondence, which should indicate that the sender is a stockholder, to the Board or to any individual director, by mail to Corporate Secretary, Save the World Air, Inc., 735 State Street, Suite 500, Santa Barbara, California 93101 or by e-mail to questions @www.stwa.com.

●
Our Secretary will be responsible for the first review and logging of this correspondence and will forward the communication to the director or directors to whom it is addressed unless it is a type of correspondence which the Board has identified as correspondence which may be retained in our files and not sent to directors. The Board has authorized the Secretary to retain and not send to directors communications that: (a) are advertising or promotional in nature (offering goods or services), (b) solely relate to complaints by customers with respect to ordinary course of business customer service and satisfaction issues or (c) clearly are unrelated to our business, industry, management or Board or committee matters. These types of communications will be logged and filed but not circulated to directors. Except as set forth in the preceding sentence, the Secretary will not screen communications sent to directors.

●
The log of stockholder correspondence will be available to members of the Board for inspection. At least once each year, the Secretary will provide to the Board a summary of the communications received from stockholders, including the communications not sent to directors in accordance with the procedures set forth above.

Our stockholders may also communicate directly with the non-management directors, individually or as a group, by mail c/o Corporate Secretary, Save the World Air, Inc., 735 State Street, Suite 500, Santa Barbara, California 93101 or by e-mail to questions@www.stwa.com.

The Audit Committee has established procedures, as outlined in the Company’s policy for “Procedures for Accounting and Auditing Matters”,  for the receipt, retention and treatment of complaints regarding questionable accounting, internal controls, and financial improprieties or auditing matters. Any of the Company’s employees may confidentially communicate concerns about any of these matters by calling (805) 845-3581. Upon receipt of a complaint or concern, a determination will be made whether it pertains to accounting, internal controls or auditing matters and if it does, it will be handled in accordance with the procedures established by the Audit Committee.

Committees of the Board

The Board has a standing Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee. Each of these committees operates under a written charter. Copies of these charters, and other corporate governance documents, are available on our website, www.stwa.com In addition, we will provide a copy of any of these documents without charge to any stockholder upon written request made to Corporate Secretary, Save the World Air, Inc., 735 State Street, Suite 500, Santa Barbara, California 93101.

The composition, functions and general responsibilities of each committee are summarized below.

Audit Committee

The Audit Committee consists of Messrs. Kyte (chairperson), and Shelton. The Board has determined that Mr. Shelton is an audit committee financial expert, and is independent under rules of the SEC. The Board also believes that Mr. Shelton meets the independence requirements. The Audit Committee held a total of four (4) meetings during 2010 and a total of one (1) meeting to date during 2011.

The Audit Committee operates under a written charter. The Audit Committee’s duties include responsibility for reviewing our accounting practices and audit procedures. In addition, the Audit Committee has responsibility for reviewing complaints about, and investigating allegations of, financial impropriety or misconduct. The Audit Committee works closely with management and our independent auditors. The Audit Committee also meets with our independent auditors on a quarterly basis, following completion of their quarterly reviews and annual audit, to review the results of their work. The Audit Committee also meets with our independent auditors to approve the annual scope of the audit services to be performed.

As part of its responsibility, the Audit Committee is responsible for engaging our independent auditor, as well as pre-approving audit and non-audit services performed by our independent auditor in order to assure that the provision of such services does not impair the independent auditor’s independence.

Please see “Audit Committee Report” below, which provides further details of many of the duties and responsibilities of the Audit Committee.

Compensation Committee, Compensation Committee Interlocks and Insider Participation

The Compensation Committee currently consists of Messrs. Shelton (chairperson) and Mr. Blum. The Board believes that Mr. Shelton  meets the independence requirement.  None of our executive officers served on the compensation committee of another entity or on any other committee of the board of directors of another entity performing similar functions during 2010. The Compensation Committee held one (1) meetings during 2010 and held one (1) meeting to date during 2011.

The Compensation Committee operates under a written charter. The Compensation Committee establishes the compensation and benefits of our executive officers. The Compensation Committee also administers our employee benefit plans, including the Company’s 2004 Stock Option Plan.

Please see “Compensation Committee Report” below, which details the Compensation Committee’s report on our executive compensation for 2010.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee currently consists of Messrs. Blum (chairperson), Kyte and Shelton.   The Board believes that Mr. Shelton meets the  independence requirement.  The Nominating and Corporate Governance Committee held no meetings during 2010 and one (1) meeting in 2011.

The Nominating and Corporate Governance Committee operates under a written charter. The Nominating and Corporate Governance Committee has the primary responsibility for overseeing the Company’s corporate governance compliance practices, as well as supervising the affairs of the Company as they relate to the nomination of directors. The principal ongoing functions of the Nominating and Corporate Governance Committee include developing criteria for selecting new directors, establishing and monitoring procedures for the receipt and consideration of director nominations by stockholders and others, considering and examining director candidates, developing and recommending corporate governance principles for the Company and monitoring the Company’s compliance with these principles and establishing and monitoring procedures for the receipt of stockholder communications directed to the Board.

The Nominating and Corporate Governance Committee is also responsible for conducting an annual evaluation of the Board to determine whether the Board and its committees are functioning effectively. In performing this evaluation, the Nominating and Corporate Governance Committee receives comments from all directors and reports annually to the Board with the results of this evaluation.

Director Nominations

The Nominating and Corporate Governance Committee seeks out appropriate candidates to serve as directors of the Company, and the Nominating and Corporate Governance Committee interviews and examines director candidates and makes recommendations to the Board regarding candidate selection. In considering candidates to serve as director, the Nominating and Corporate Governance Committee evaluates various minimum individual qualifications, including strength of character, maturity of judgment, relevant technical skills or financial acumen, diversity of viewpoint and industry knowledge, as well as the extent to which the candidate would fill a present need on the Board.

The Nominating and Corporate Governance Committee will consider, without commitment, stockholder nominations for director. Nominations for director submitted to this committee by stockholders are evaluated according to the Company’s overall needs and the nominee’s knowledge, experience and background. A nominating stockholder must give appropriate notice to the Company of the nomination not less than 90 days prior to the first anniversary of the preceding year’s annual meeting. In the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from the anniversary date of the preceding year’s annual meeting, the notice by the stockholder must be delivered not later than the close of business on the later of the 60th day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such annual meeting is first made.

The stockholders’ notice shall set forth, as to:

–	each person whom the stockholder proposes to nominate for election as a director:

●	the name, age, business address and residence address of such person,

●	the principal occupation or employment of the person,

●	the class and number of shares of the Company which are beneficially owned by such person, if any, and

●
any other information relating to such person which is required to be disclosed in solicitations for proxies for election of   directors pursuant to Regulation 14A under the Exchange Act and the rules hereunder; and

●	the stockholder giving the notice:

●	the name and record address of the stockholder and the class and number of shares of the Company which are beneficially owned by the stockholder,

●
a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which nomination(s) are to be made by such stockholder,

●	a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice,

●
any other information relating to such person which is required to be disclosed in solicitations for proxies for election of directors pursuant to Regulation 14A under the Exchange Act and the rules thereunder.

The notice must be accompanied by a written consent of the proposed nominee to be named as a director.

Our directors who are not officers or employees of the Company are compensated for their services in the amount of $1,000 per meeting of the Board plus annual payments of $7,500 and $25,000 for the Chairman of the Board. In addition, the chairperson of the Audit Committee receives an annual payment of $20,000 and the chairpersons of the Compensation and Nominating and Corporate Governance Committees each receives an annual payment of $15,000.

Recommendation of the Board

The Board unanimously recommends that stockholders vote FOR election of each of the nominees identified above.

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

The Audit Committee has selected Weinberg & Company, P.A. to audit our financial statements for the fiscal year ending December 31, 2011. Although ratification by stockholders is not required by law, the Board has determined that it is desirable to request ratification of this selection by the stockholders. Notwithstanding its selection, the Audit Committee, in its discretion, may appoint new independent auditors at any time during the year if the Audit Committee believes that such a change would be in the best interest of the Company and its stockholders. If the stockholders do not ratify the appointment of Weinberg & Company, P.A. the Audit Committee may reconsider its selection.

Weinberg & Company, P.A. was first appointed in fiscal year 2003, and has audited our financial statements for fiscal years 2002 through 2010. The Board expects that representatives of Weinberg & Company, P.A. will be present at the 2011 Annual Meeting to respond to appropriate questions and to make a statement if they so desire.

Audit and Other Fees

The following table summarizes the fees charged by Weinberg & Company, P.A. for certain services rendered to the Company during 2009 and 2010.

	Amount Billed

Type of Fee	Fiscal Year 2009	Fiscal Year 2010

Audit(1)	$87,891	$87,883
Audit Related(2)	0	0
Tax(3)	10,000	20,920
All Other(4)	0	0

Total	$97,891	$108.803

(1)
This category consists of fees for the audit of our annual financial statements included in the Company’s annual report on Form 10-K and review of the financial statements included in the Company’s quarterly reports on Form 10-Q. This category also includes advice on audit and accounting matters that arose during, or as a result of, the audit or the review of interim financial statements, statutory audits required by non-U.S. jurisdictions and the preparation of an annual “management letter” on internal control matters.

(2)
Represents services that are normally provided by the independent auditors in connection with statutory and regulatory filings or engagements for those fiscal years, aggregate fees charged for assurance and related services that are reasonably related to the performance of the audit and are not reported as audit fees. These services include consultations regarding Sarbanes-Oxley Act requirements, various SEC filings and the implementation of new accounting requirements.

(3)	Represents aggregate fees charged for professional services for tax compliance and preparation, tax consulting and advice, and tax planning.

(4)	Represents aggregate fees charged for products and services other than those services previously reported.

If a quorum is present, the affirmative vote of a majority of the shares present and entitled to vote at the 2011 Annual Meeting will be required to ratify the appointment of Weinberg & Company, P.A. as our independent auditors. Abstentions will have the effect of a vote “against” the ratification of Weinberg & Company, P.A. as our independent auditors. Broker non-votes will have no effect on the outcome of the vote.

Recommendation of the Board

The Board unanimously recommends that stockholders vote FOR the proposal to ratify the appointment of Weinberg & Co., P.A. as our independent auditor for the fiscal year ending December 31, 2011.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our common stock as of March 31, 2011.

●	each person, or group of affiliated persons, known by us to be the beneficial owner of more than 5% of the outstanding shares of our common stock;

●	each of our directors;

●
our Chief Executive Officer and each of our two other most highly-compensated executive officers serving as such as of December 31, 2010 whose total annual salary and bonus exceeded $100,000, for services rendered in all capacities to the Company (such individuals are hereafter referred to as the “Named Executive Officers”); and* all of our directors and executive officers serving as a group.

Name and Address of Beneficial Owner (1)	Number of Shares of Common Stock Beneficially Owned (2)	Percentage of Shares Beneficially Owned (2)

Named Executive Officers and Director
Cecil Bond Kyte, Chief Executive Officer, Director (3)	3,880,285	4.09%
Charles R. Blum , President(4)	922,012	1.00%
Eugene E. Eichler, Chief Financial Officer (5)	2,942,556	3.09%
Shelton, Nathan – Director (6)	296,937	0.32%
All directors and executive officers as a group	8,041,790	8.23%

(1)	Unless otherwise indicated, the address of each listed person is c/o Save the World Air, Inc., 735 State Street, Suite 500, Santa Barbara, California 93101.

(2)
Percentage of beneficial ownership is based upon 93,221,916 shares of our common stock outstanding as of March 31, 2011.  Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of common stock subject to options and warrants currently exercisable or convertible, or exercisable or convertible within 60 days, are deemed outstanding for determining the number of shares beneficially owned and for computing the percentage ownership of the person holding such options, but are not deemed outstanding for computing the percentage ownership of any other person. Except as indicated by footnote, and subject to community property laws where applicable, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

(3)
Includes options to purchase 1,130,000 shares of our common stock exercisable currently and warrants to purchase 500,000 shares of our common stock.  In addition, on March 1, 2011, Mr. Kyte’s Employment Contract was amended.  The Amendment To Employment Agreement granted to Mr. Kyte, as of January 30, 2011 (the “Effective Date of Grant”) 17,600,000 options at an exercise price of $0.25 per share.  These are Non-Qualified options and the underlying shares shall constitute “restricted” securities.  The exercise term is ten (10) years from the Effective Date of Grant. Twenty percent (20%) of the options shall vest on each yearly anniversary of the Effective Date of Grant. None of these options is included in the above calculation.  The Amendment to Employment Agreement also cancelled, as of January 30, 2011, 181,818 options previously awarded which are included in the above calculation.

(4)	Includes options to purchase 922,012 shares of our common stock exercisable currently.

(5)	Includes options to purchase 1,371,127 shares of our common stock exercisable currently, and warrants to purchase 500,000 shares of our common stock.

(6)	Includes options to purchase 104,585 shares of our common stock exercisable currently.

EXECUTIVE COMPENSATION

The following table sets forth certain information regarding the compensation earned during the last three fiscal years by the Named Executive Officers:

Summary Compensation Table

	Long-Term Compensation Awards

Name and Principal Position	Fiscal Year	Annual Compensation Salary ($)	Restricted Stock Awards ($)	Securities Underlying Options (#)	All Other Compensation ($)
Cecil Bond Kyte (1)(4)	2010	$200,000	$0	181,118	$0
Chief Executive Officer	2009	$183,333	$0	0	$0

Charles R. Blum (2) (4)	2010	$100,000	$0	0	$0
President and Chief Executive Officer	2009	$105,682	$0	333,333	$0
	2008	$200,000	$0	400,000	$0

Eugene E. Eichler (3) (4)	2010	$120,000	$0	0	$0
Interim Chief Financial Officer	2009	$90,000	$0	0	$0
	2008	$0	$0	0	$0

(1)
Mr. Kyte was appointed Chief Executive Officer in January 2009.  In 2010, Mr. Kyte earned and was paid $200,000. See “Employment Agreement” below.  In connection with the Amendment to Mr. Kyte’s Employment Agreement, as previously reported in our Form 8K filed on March 9, 2011, options for 181,118 shares of common stock previously granted to him were cancelled.

(2)
Mr. Blum was appointed President and Chief Executive Officer in July 2007.  In January 20, 2009 Mr. Blum resigned the position of Chief Executive Officer and continues to serve as President.  He does not have an “Employment Agreement” at this time.  In 2010, Mr. Blum earned  $100,000 all of which was unpaid and accrued.

(3)
On October 18, 2007, Mr. Eichler was appointed Interim Chief Financial Officer.  He does not have an “Employment Agreement” at this time.  In 2010, Mr. Eichler was paid $80,000 and $40,000 was accrued and unpaid at December 31, 2010.

(4)
The number and value of vested restricted stock based upon the closing market price of the common stock at December 31, 2010 ($0.54) were as follows: Mr. Kyte 2,250,285 vested shares valued at $1,215,539, and Mr. Eichler, 1,071,429 vested shares valued at $578,572.

The portions of the salaries identified above that have been deferred will be paid subject to the Company’s future financial and cash position.

OPTION GRANTS IN LAST FISCAL YEAR

The following table sets forth information concerning the stock option grants made to each of the Named Executive Officers during the 2010 fiscal year. No stock appreciation rights were granted to any of the Named Executive Officers during the 2010 fiscal year.

	Individual Grants
Name	Number of Securities Underlying Options Granted	Percent of Total Options Granted to Employees in Fiscal 2010	Exercise or Base Price Per Share	Expiration Date
Cecil Bond Kyte	181,818	100.0%	$0.55	01/30/20

            As discussed above, Mr. Kyte’s 181,818 options were cancelled pursuant to the Amendment to his Employment Agreement.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
AND YEAR-END OPTION VALUES

No options were exercised by any of the Named Executive Officers during the 2010 fiscal year. The following table sets forth the number of shares of our common stock subject to exercisable and unexercisable stock options which the Named Executive Officers held at the end of the 2010 fiscal year.

	Shares	Value	Number of Securities Underlying Unexercised Options at Fiscal Year-End (#)		Value of Unexercised In-the-Money Options ($)(1)
	Acquired on	Realized
Name	Exercise (#)	($)	Exercisable	Unexercisable	Exercisable	Unexercisable
Cecil Bond Kyte		$—	1,100,000	181,818	$297,000	$0
Charles R. Blum	—	$—	922,012	0	$157,387	$0
Eugene E. Eichler		$—	1,371,127	0	$33,600	$0

(1)	Market value of our common stock at fiscal year-end minus the exercise price. The closing price of our common stock on December 31, 2010 the last trading day of the year was $0.54 per share.

EQUITY COMPENSATION PLAN INFORMATION FOR 2010

                The following table sets forth information regarding outstanding options and shares reserved for future issuance under our equity compensation plans as of December 31, 2010:

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in the First Column)

Equity compensation plans approved by security holders	4,587,488	$0.54	2,412,512

Equity compensation plans not approved by security holders	250,000	$0.40	N/A

Total	4,837,488	$0.53	N/A

EMPLOYMENT AGREEMENTS

Agreement with Cecil Bond Kyte. On January 30, 2009, the Company entered into an employment agreement with Cecil Bond Kyte, pursuant to which se serves as our Chief Executive Officer.  The initial term of the agreement became effective on January 30, 2009 and expires on January 30, 2010 and renews automatically for addition one-year periods unless either party has given notice of non-extension prior to October 30, 2009.  The agreement provides for a base compensation of $200,000 per year.  Mr. Kyte is eligible to participate in the Company’s incentive and benefit plans, including eligibility to receive grants of stock options under the 2004 plan.

Mr. Kyte shall be eligible to receive an annual cash bonus in an amount equal to 2% of the Company’s net profit, if any, for its most recently completed fiscal year, computed in accordance with generally accepted accounting principles applied consistently with prior periods.  The bonus shall be payable, if at all, on the anniversary date of employment each year of the term; provided that no bonus shall be paid if the Executive is not, on such payment date, in the employ of the Company.

Mr. Kyte shall also receive an option (the “Option”) to purchase a number of shares (the “Option Shares”) of the Company’s common stock equal to the result of (A) 100,000 divided by (B) the closing price per share of the Company’s Common Stock on the first anniversary of the Effective Date.  The Option shall be an incentive stock option, shall be exercisable at the closing price per share on the first anniversary of the Effective Date, shall be exercisable for ten years from the date of grant and shall vest on the second anniversary of the Effective Date.

Termination of Mr. Kyte’s contract will terminate upon his death or disability and may be terminated by the Company with or without cause and may be voluntarily terminated by Mr. Kyte.  Termination of Mr. Kyte’s employment for any reason shall be effective upon the Date of Termination and he shall only be entitled to receive the compensation accrued through the Date of Termination.  In the event of Involuntary Termination, involving merger, consolidation or sale or disposition of all of the Company’s assets, Mr. Kyte shall be entitled to receive (i) all compensation that has accrued through the date of termination, plus, (ii) a severance payment equal to one year’s compensation, plus he shall be entitled to continue to participate in the Company’s employee benefit programs offered to other senior management employees of the Company for a period of 12 months following the date of termination, provided that if at any time while the Company is required to pay severance to Mr. Kyte, his death or disability would cause the severance payments to terminate.

Amendment to Employment Agreement with Cecil Bond Kyte On March 1, 2011, the Board of Directors (the “Board”) of the Company approved an amendment (the “Amendment”) to the employment agreement between the Company and the Company’s Chief Executive Officer, Cecil Bond Kyte (“Kyte”), dated effective January 30, 2009 (the “Employment Agreement”).

The initial term of the Kyte Employment Agreement was for one (1) year, renewable for successive one (1) year periods, unless Kyte or the Company provided written notice to the other, no later than October 31st of the then current year of the term, that the Employment Agreement would not be renewed.

As early as April 2010, Kyte requested the Board to re-negotiate certain of the non-cash compensation provisions under the Employment Agreement; notwithstanding Kyte’s request in the foregoing regard, the Compensation Committee of the Board did not take any action to re-negotiate or change the Employment Agreement; nonetheless, Kyte elected not to terminate the Employment Agreement on October 31, 2010; thus, under provisions of the Employment Agreement, the Employment Agreement is in full force and effect and the term thereof has been extended to January 29, 2012.

1.   Kyte, pursuant to provisions of the Employment Agreement, has indicated his intention not to renew the Employment Agreement, by giving notice of such non-renewal on a date no later than October 31, 2011;

2.   The Board recognized Kyte’s skills, judgment, abilities, contributions and outstanding performance as the Company’s Chief Executive Officer (“CEO”), and determined that it is in the Company’s best interest for Kyte to remain and continue to serve as the Company’s CEO and for Kyte not to terminate the Employment Agreement;

3.   Kyte has determined to waive his right, under Section 1 of the Employment Agreement, to terminate the Employment Agreement from March 1, 2011, through October 31, 2015, meaning that the Employment Agreement would remain in full force and effect through at least January 29, 2016, unless the Company determines to terminate the Employment Agreement earlier in accordance with provisions thereunder;

4.   Kyte has also determined to waive his right to claim or receive any vested or unvested stock option grants or other benefits under Section 3.7 (Stock Option Grant) of the Employment Agreement, and has agreed to the cancellation of 181,818 stock option grants previously issued to Kyte under Section 3.7 of the Employment Agreement;

5.   Kyte and the Board have determined that all terms and conditions set forth in the Employment Agreement shall remain in full force and effect, except for the changes identified herein;

6.   Kyte has agreed to continue to serve in the role of CEO of the Company through at least January 29, 2016;

7.   Kyte has determined more fully to align his interests with the interests of the shareholders of the Company, and, in furtherance thereof, the Company and Kyte have agreed to an amendment of the Employment Agreement, providing for non-cash performance compensation in the form of nonqualified stock options as set forth below;

8.   In furtherance and consideration of the foregoing, the Board determined to amend the Employment Agreement and grant Kyte nonqualified stock options to acquire shares of common stock of the Company (the “Shares”), under the following terms and conditions:

(i)	Stock Option Grant (the “Option”): 17,600,000 Shares;

(ii)	Exercise Price: $0.25 per share;

(iii)	Term: The Option shall expire ten (10) years from the Effective Date, defined in (iv) below;

(iv)	Effective Date: January 30, 2011;

(v)
Vesting:  Twenty percent (20%) of the Option shall vest on the first anniversary of the Effective Date; twenty percent (20%) on the second anniversary of the Effective Date; twenty percent (20%) on the third anniversary of the Effective Date; twenty percent (20%) on the fourth anniversary of the Effective Date; and, twenty percent (20%) on the fifth anniversary of the Effective Date;

(vi)
Accelerated Vesting:  In the event of a Change of Control, as defined in the Employment Agreement, all unvested options shall automatically vest on the effective date of such Change of Control.  In the event the Company achieves net profit of no less than $20,000,000, computed in accordance with generally accepted accounting principles, on a cumulative basis during the five (5) year vesting period, all unvested options shall automatically vest;

(vii)
If Kyte’s employment with the Company is terminated with or without cause, voluntarily or involuntarily, as such terms are defined in the Employment Agreement, except for a Change of Control, all unvested Options shall terminate and be of no force or effect;

(viii)	The Options and Shares underlying the Options shall not be registered with the Securities and Exchange Commission, and shall be deemed “restricted” securities;

(ix)	The Options shall be nonqualified.

Based on the foregoing, the Board approved the Amendment to the Employment Agreement to provide for Kyte’s agreements, waivers and cancellations as set forth above, and for the grant of nonqualified stock options in accordance with the terms and conditions set forth above.

The foregoing description is qualified in its entirety by reference to the Amendment to Employment Agreement, Notice of Stock Option Grant, Stock Option Grant and Exercise Notice, copies of which are attached as Exhibits 10.1, 10.2, 10.3 and 10.4, respectively, to our Form 8K previously filed on March 9, 2011.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In January 2010, one of our Directors and one of our Executive Officers each converted Accrued Compensation in the amount $125,000 into the 2009 Fall Convertible Note Offering.

COMPENSATION COMMITTEE REPORT

The following Report of the Compensation Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any of our other filings under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except to the extent that we specifically incorporate this report by reference therein.

The Compensation Committee has furnished this report on executive compensation for the 2010 fiscal year.

The Compensation Committee administers the Company’s executive compensation program. The Compensation Committee has the authority to review and determine the salaries and bonuses of the executive officers of the Company, including the Chief Executive Officer and the other executive officers named in the Summary Compensation Table (the “Named Executive Officers”) appearing elsewhere in this proxy statement, and to establish the general compensation policies for such individuals. The Compensation Committee also has the sole and exclusive authority to make discretionary option grants to all of the Company’s employees under the Company’s 2004 Stock Option Plan (the “2004 Plan”).

The Compensation Committee currently consists of Messrs. Shelton and Blum. The Board believes that Mr. Shelton  meets the independence requirement.  None of our executive officers served on the compensation committee of another entity or on any other committee of the board of directors of another entity performing similar functions during 2010. The Compensation Committee held one (1) meeting during 2010 and held one (1) meeting to date during 2011.

The Compensation Committee operates under a written charter. The charter reflects these various responsibilities, and the Committee is charged with periodically reviewing the charter. In addition, the Committee has the authority to engage the services of outside advisors, experts and others, including independent compensation consultants who do not advise the Company, to assist the Committee.

The Compensation Committee believes that the compensation programs for the Company’s executive officers should reflect the Company’s performance and the value created for the Company’s stockholders. In addition, the compensation programs should support the short-term and long-term strategic goals and values of the Company, reward individual contribution to the Company’s success and align the interests of the Company’s officers with the interests of its stockholders. The committee believes that the Company’s success depends upon its ability to attract and retain qualified executives through the competitive compensation packages it offers to such individuals.

The principal factors that were taken into account in establishing each executive officer’s compensation package for the 2011 fiscal year are described below. However, the Compensation Committee may in its discretion apply entirely different factors, such as different measures of financial performance, for future fiscal years. Moreover, all of the Company’s Named Executive Officers have entered into employment agreements with the Company and many components of each such person’s compensation are set by such agreements.

Equity-Based Compensation. The Committee believes in linking long-term incentives to an increase in stock value. Accordingly, it awards stock options under the 2004 Plan with an exercise price equal to the fair market value of the underlying stock on the date of grant that vest and become exercisable over time. The Committee believes that these options encourage employees to continue to use their best efforts and to remain in the Company’s employ. Options granted to executive officers under the 2004 Plan generally vest and become exercisable in annual 25% increments over a four-year period after grant.

The Committee relies substantially on management of the Company to make specific recommendations regarding which individuals should receive option grants and the amounts of such grants. In 2010, the Committee granted 181,818 options to the Chief Executive Officer as a condition of his employment contract.  The Named Executive Officer was individually awarded the number of stock options shown in the table headed “Option Grants in Last Fiscal Year” appearing elsewhere in this proxy statement.

The Company granted stock options to executive officers with a cumulative option price of up to $100,000 as incentive stock options with an exercise price equal to the fair market value of the Company’s common stock on the date of grant. Accordingly, those stock options will have value only if the market price of the Company’s common stock increases after that date. In determining the size of stock option grants to executive officers, the Committee bases its decisions on such considerations as similar awards to individuals holding comparable positions in our comparative groups, company performance and individual performance, as well as the allocation of overall share usage attributed to executive officers.

Compliance with Code Section 162(m). Section 162(m) of the Code disallows a tax deduction to publicly-held companies for compensation paid to certain of their executive officers, to the extent that compensation exceeds $1 million per covered officer in any fiscal year. The limitation applies only to compensation which is not considered to be performance based. Non-performance based compensation paid to the Company’s executive officers for the 2010 fiscal year did not exceed the $1 million limit per officer, and the Compensation Committee does not anticipate that the non-performance based compensation to be paid to the Company’s executive officers for the 2010 fiscal year will exceed that limit. Because it is unlikely that the cash compensation payable to any of the Company’s executive officers in the foreseeable future will approach the $1 million limit, the Compensation Committee has decided at this time not to take any action to limit or restructure the elements of cash compensation payable to the Company’s executive officers. The Compensation Committee will reconsider this decision should the individual cash non-performance based compensation of any executive officer ever approach the $1 million level.

The Board did not modify any action or recommendation made by the Compensation Committee with respect to executive compensation for the 2010 fiscal year. It is the opinion of the Compensation Committee that the executive compensation policies and plans provide the necessary total remuneration program to properly align the Company’s performance and the interests of the Company’s stockholders through the use of competitive and equitable executive compensation in a balanced and reasonable manner, for both the short and long term.

Respectfully submitted by:

/s/ Nathan Shelton
Nathan Shelton, Chairman Charles Blum

AUDIT COMMITTEE REPORT

The following report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any of our other filings under the Securities Act or the Exchange Act, except to the extent that we specifically incorporate this report by reference therein, and shall not be deemed to be soliciting material or otherwise deemed filed under either such Act.

The Audit Committee is currently composed of two (2) directors, Messrs. Kyte (Chairperson), and Shelton.  The Board has determined that Mr. Shelton is an audit committee financial expert, and is independent within the rules of the SEC. The duties and responsibilities of a member of the Audit Committee are in addition to his duties as a member of the Board.

The Audit Committee operates under a written charter, which is available on the Company’s website. The Board and the Audit Committee believe that the Audit Committee charter complies with the current standards set forth in SEC regulations. There may be further action by the SEC during the current year on several matters that affect all audit committees. The Board and the Audit Committee continue to follow closely further developments by the SEC in the area of the functions of audit committees, particularly as it relates to internal controls for non-accelerated filers, and will make additional changes to the Audit Committee charter and the policies of the Audit Committee as required or advisable as a result of these new rules and regulations. The Audit Committee met four (4) times during 2010 and one (1) time during 2011.

The Audit Committee’s primary duties and responsibilities are to:

●	engage the Company’s independent auditor;

●	monitor the independent auditor’s independence, qualifications and performance;

●	pre-approve all audit and non-audit services;

●	monitor the integrity of the Company’s financial reporting process and internal controls system;

●	provide an open avenue of communication among the independent auditor, financial and senior management of the Company and the Board; and

●	monitor the Company’s compliance with legal and regulatory requirements.

Management is responsible for the Company’s internal controls and the financial reporting process. The Company’s independent auditor is responsible for performing an independent audit of the Company’s financial statements in accordance with the standards of the Public Company Accounting Oversight Board and issuing a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.

The Company is planning to form an internal management group, reporting to the Chief Executive Officer and the Audit Committee that is charged with guiding the Company in meeting the various requirements of Section 404 of the Sarbanes-Oxley Act of 2002. The Audit Committee has begun to implement procedures to ensure that during the course of each fiscal year it devotes the attention that it deems necessary or appropriate to each of the matters assigned to it under its charter.

In overseeing the preparation of the Company’s financial statements, the Audit Committee held meetings with the Company’s independent auditors, both in the presence of management and privately, to discuss the overall scope and plans for their audit, review and discuss all financial statements prior to their issuance, and discuss significant accounting issues. Management advised the Audit Committee that all financial statements were prepared in accordance with accounting principles generally accepted in the United States of America, and the Audit Committee discussed the statements with both management and the Company’s independent auditors. In accordance with Section 204 of the Sarbanes-Oxley Act and the Statement on Auditing Standards (“SAS”) No. 61 (Communication With Audit Committees) as amended by SAS No. 90 (Audit Committee Communications), the Audit Committee has discussed with the Company’s independent auditors all matters required under the Sarbanes-Oxley Act and the foregoing standards.

With respect to the Company’s independent auditors, the Audit Committee, among other things, discussed with Weinberg & Co., P.A., matters relating to its independence, including the written disclosures made to the Audit Committee as required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). The Audit Committee also reviewed and approved the audit and non-audit fees of that firm.

On the basis of these reviews and discussions, the Audit Committee (i) appointed Weinberg & Co., P.A. as the independent registered public accounting firm for the 2010 fiscal year and (ii) recommended to the Board that the Board approve the inclusion of the Company’s audited financial statements in the 10-K for filing with the SEC.

Respectfully submitted:

/s/ Cecil Bond Kyte
Cecil Bond Kyte (Chairman)
Nathan Shelton

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors, executive officers and holders of more than 10% of a registered class of our equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and our other equity securities. Directors, executive officers and greater than 10% stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) reports they file. Based solely on our review of the copies of such forms received by us, if any,  we believe that all reporting requirements under Section 16(a) for the 2010 fiscal year were met in a timely manner by our directors, executive officers and greater than 10% beneficial owners.

STOCKHOLDER PROPOSALS

From time to time stockholders present proposals that may be proper subjects for inclusion in a proxy statement and for consideration at an annual meeting. To be included in the proxy statement for our 2012 annual meeting of stockholders, proposals must be received by us no later than January 5, 2012.

ANNUAL REPORT ON FORM 10-K

We filed our Annual Report on Form 10-K with the SEC on March 31, 2011. A copy of the 10-K, without exhibits, has been mailed to all stockholders along with this proxy statement. Stockholders may obtain additional copies of the 10-K and the exhibits thereto, without charge, by writing to the Corporate Secretary at our principal executive office at 735 State Street, Suite 500, Santa Barbara, California 93101.

OTHER MATTERS

Management does not know of any matters to be presented at the 2011 Annual Meeting other than those set forth herein and in the Notice accompanying this proxy statement. If a stockholder vote is necessary to transact any other business at the 2011 Annual Meeting, the proxy holders intend to vote their proxies in accordance with their best judgment related to such business.

It is important that your shares be represented at the 2011 Annual Meeting, regardless of the number of shares that you hold. YOU ARE, THEREFORE, URGED TO EXECUTE PROMPTLY AND RETURN THE ACCOMPANYING PROXY IN THE ENVELOPE THAT HAS BEEN ENCLOSED FOR YOUR CONVENIENCE. Stockholders who are present at the 2011 Annual Meeting may revoke their proxies and vote in person or, if they prefer, may abstain from voting in person and allow their proxies to be voted.

By Order of the Board of Directors,

/s/ Cecil Bond Kyte
Cecil Bond Kyte, Chief Executive Officer and Chairman
April 13, 2011
Santa Barbara, California

SAVE THE WORLD AIR, INC.
2011 ANNUAL MEETING OF STOCKHOLDERS
May 13, 2011

This proxy is solicited by the Board of Directors for use at the 2011 Annual Meeting of Stockholders of Save the World Air, Inc., (the “Company”) to be held at the Canary Hotel, 31 West Carrillo, Santa Barbara, California 93101, at 10:00 A.M. on May 13, 2011.  By signing the proxy, you revoke all prior proxies, acknowledge receipt of the Notice of 2011 Annual Meeting of Stockholders and the Proxy Statement, and appoint Cecil Bond Kyte or designee with full power of substitution, to vote all your shares of common stock of Save the World Air, Inc. which you are entitled to vote, on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments and postponements thereof.

Whether or not a choice is specified, this proxy, when properly executed, will be voted in the discretion of the proxy holders upon such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

The shares of stock you hold in your account will be voted as you specify on the reverse side.

THE COMPANY’S BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE DIRECTORS LISTED HEREON AND A VOTE FOR PROPOSAL 2. IF NO CHOICE IS SPECIFIED, THE PROXY WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS LISTED HEREON AND FOR PROPOSAL 2.

SEE REVERSE FOR VOTING INSTRUCTIONS.

☐ DETACH PROXY CARD HERE ☐

Please mark, sign and date your proxy card and return it today in the postage-paid envelope provided to: Nevada Agency and Transfer Company, 50 West Liberty Street, Suite 880, Reno, Nevada 89501, Attention: Proxy Department.

1.	The Board of Directors recommends a vote FOR Items 1, and 2.

ELECTION OF DIRECTORS:

☐	Vote FOR all nominees listed	☐	Vote WITHHELD from all nominees

01 Cecil Bond Kyte	02 Charles R. Blum	03 Nathan Shelton

(to withhold authority to vote for any nominee, strike a line through the nominee’s name above)

2.	RATIFICATION OF APPOINTMENT OF WEINBERG & CO., P.A. as independent auditors of Save the World Air, Inc. for the fiscal year ending December 31, 2011.

☐	FOR	☐	AGAINST	☐	ABSTAIN

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR THE ELECTION OF EACH OF THE DIRECTORS LISTED HEREON, IN FAVOR OF PROPOSAL 2, AND IN THE DISCRETION OF THE PROXY HOLDERS ON ALL OTHER MATTERS PROPERLY BROUGHT BEFORE THE MEETING.

Date:

Signature

Signature (if joint or common ownership)

Please sign exactly as your name(s) appears on the Proxy. If held in joint tenancy, all persons must sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy. If a partnership, please sign partnership name by authorized person.

For address change: Mark Box and indicate changes below:	☐